Emergent Capital, Inc. Announces Third Quarter 2016 Results

Boca Raton, Fla., November 7, 2016 – Emergent Capital, Inc. (NYSE: EMG) ("Emergent" or the "Company"), today announced its financial results for the three and nine month periods ended September 30, 2016.
Three Months Ended September 30, 2016
Total income from continuing operations was $4.8 million for the three month period ended September 30, 2016 compared to $2.8 million for the same period in 2015. The increase was primarily due to a $4.0 million gain on the maturity of two policies compared to a $2.4 million gain on maturity of two policies for the same period in 2015.
The following table provides a summary of the components of income from the Company's life settlements.

	Three Months Ended September 30, 2016	Three Months Ended September 30, 2015
Change in estimated probabilistic cash flows	$21,143	$19,870
Premiums paid during period	(18,414)	(16,826)
Change in life expectancy evaluation	(2,008)	(4,258)
Unrealized gain on acquisitions	—	1,460
Realized gain on maturities	4,014	2,421
Change in fair value of life settlements	$4,735	$2,667

Total expenses from continuing operations were $13.3 million for the three month period ended September 30, 2016 compared to $21.0 million for the same period in 2015. The decrease was primarily attributable to an $8.8 million charge related to the extinguishment of the Secured Notes during the quarter ended September 30, 2015, and a reduction of $1.5 million, $719,000 and $642,000 in legal fees, interest expense and personnel costs, respectively.
The Company reported a net loss from continuing operations of $8.5 million, or $(0.31) per diluted share for the three month period ended September 30, 2016, compared to a net loss of $13.5 million, or $(0.48) per diluted share for the same period in 2015. The net loss for the quarter ended September 30, 2015 includes an income tax benefit of $4.7 million. There was no income tax benefit during the quarter ended September 30, 2016.

Nine Months Ended September 30, 2016
Total income from continuing operations for the nine month period ended September 30, 2016 was a loss of $2.6 million compared to total income of $43.8 million during the same period in 2015. The loss is primarily due to a $25.4 million reduction in realized gains due to policy maturities and further impacted by the adoption of the 2015 VBT, which reduced the fair value of the Company's life settlements by $17.6 million.
The following table provides a summary of the components of income from the Company's life settlements.

	Nine Months Ended September 30, 2016	Nine Months Ended September 30, 2015
Change in estimated probabilistic cash flows	$57,762	$60,588
Premiums paid during period	(52,750)	(48,243)
2015 VBT Adoption	(17,638)	—
Change in life expectancy evaluation	(12,252)	(18,700)
Change in discount rates	7,149	3,841
Unrealized gain on acquisitions	262	5,856
Realized gain on maturities	14,777	40,240
Change in fair value of life settlements	$(2,690)	$43,582

Total expenses from continuing operations were $23.2 million for the nine month period ended September 30, 2016 compared to $67.5 million for the same period in 2015. The reduction was primarily associated with the adoption of the 2015 VBT which resulted in a $15.7 million reduction in the fair value of the Revolving Credit Facilities, an $8.8 million reduction associated with the extinguishment of the Secured Notes, and a $5.7 million reduction in operating expenses primarily due to a $5.0 million decrease in legal expenses compared to the nine month period ended September 30, 2015.
The Company reported a net loss from continuing operations of $25.8 million, or $(0.94) per fully diluted share, for the nine month period ended September 30, 2016 compared to a net loss of $16.7 million, or $(0.70) per fully diluted share, for the same period in 2015. The net loss for the nine month period ended September 30, 2015 includes an income tax benefit of $7.0 million. The Company did not recognize an income tax benefit during the nine month period ended September 30, 2016.

Life Settlements Portfolio Highlights
On September 30, 2016, the estimated fair value of the Company’s 623 life insurance policies was $483.4 million compared to $461.9 million for 632 life insurance policies at December 31, 2015. The weighted average discount rate was 16.52% on September 30, 2016 compared to 17.02% on December 31, 2015. The aggregate face value of the Company's portfolio of life insurance policies was approximately $3.0 billion on September 30, 2016.
During the quarter, two life insurance policies that served as collateral under the revolving credit facilities matured totaling $12.8 million.
As of September 30, 2016, the Company had cash and cash equivalents and certificates of deposit of $24.9 million and a Book Value per share of $6.95.

Conference Call
The Company will be hosting a conference call today at 5:00 pm ET. To join the call, please dial toll free (855) 656-0929, or from outside the U.S. (412) 317-6021. The conference call will also be broadcast live through a link on the Investor Relations section of the Company’s website at www.emergentcapital.com. Please visit the website at least 10 minutes prior to the call to register, download and install any necessary audio software.

About Emergent Capital, Inc.
Emergent (NYSE: EMG) is a specialty finance company that invests in life settlements. More information about Emergent can be found at www.emergentcapital.com.

Safe Harbor Statement
This press release may contain certain "forward-looking statements" relating to the business of Emergent Capital, Inc. and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, and involve known and unknown risks and uncertainties. Although Emergent believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Emergent does not assume a duty to update these forward-looking statements.

Company Contact:
David Sasso
Emergent Capital, Inc.
Senior Vice President, Corporate Development & Investor Relations
561.995.4300
IR@emergentcapital.com
www.emergentcapital.com

# # #

-SELECTED FINANCIAL TABLES FOLLOW-

Emergent Capital, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
	(in thousands, except share and per share data)
Income
Change in fair value of life settlements	$4,735	$2,667	$(2,690)	$43,582
Other income	32	102	125	201
Total income (loss)	4,767	2,769	(2,565)	43,783
Expenses
Interest expense	7,895	8,614	21,330	21,491
Extinguishment of Secured Notes	—	8,782	—	8,782
Change in fair value of Revolving Credit Facilities	(551)	(4,203)	(16,121)	13,489
Personnel costs	1,303	1,945	5,133	5,425
Legal fees	1,833	3,370	5,361	10,345
Professional fees	2,136	1,579	5,347	5,284
Insurance	200	309	639	966
Other selling, general and administrative expenses	494	585	1,511	1,671
Total expenses	13,310	20,981	23,200	67,453
Income (loss) from continuing operations before income taxes	(8,543)	(18,212)	(25,765)	(23,670)
Benefit for income taxes	—	(4,721)	—	(6,981)
Net income (loss) from continuing operations	$(8,543)	$(13,491)	$(25,765)	$(16,689)
Discontinued Operations:
Income (loss) from discontinued operations	(54)	(147)	(248)	(640)
Benefit for income taxes	—	(34)	—	(224)
Net income (loss) from discontinued operations	(54)	(113)	(248)	(416)
Net income (loss)	$(8,597)	$(13,604)	$(26,013)	$(17,105)
Basic and diluted income (loss) per share:
Continuing operations	$(0.31)	$(0.48)	$(0.94)	$(0.70)
Discontinued operations	$—	$—	$(0.01)	$(0.02)
Net income (loss)	$(0.31)	$(0.48)	$(0.95)	$(0.72)
Weighted average shares outstanding:
Basic and Diluted	27,614,441	28,084,254	27,529,120	23,827,030

Emergent Capital, Inc.
CONSOLIDATED BALANCE SHEETS

	September 30, 2016	December 31, 2015*
	(Unaudited)
	(In thousands except share data)
ASSETS
Assets
Cash and cash equivalents	$9,801	$12,946
Cash and cash equivalents (VIE)	9,098	7,395
Certificates of deposit	6,008	2,501
Prepaid expenses and other assets	1,488	1,017
Deposits - other	1,347	1,347
Life settlements, at estimated fair value	7,810	11,946
Life settlements, at estimated fair value (VIE)	475,585	449,979
Receivable for maturity of life settlements (VIE)	20,088	18,223
Fixed assets, net	256	322
Investment in affiliates	2,384	2,384
Total assets	$533,865	$508,060
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Accounts payable and accrued expenses	3,550	$3,051
Accounts payable and accrued expenses (VIE)	521	419
Other liabilities	395	360
Interest payable - Convertible Notes	768	2,272
Convertible Notes, net of discount and deferred debt costs	59,532	56,812
Interest payable - Senior Secured Notes	200	—
Senior Secured Notes, net of discount and deferred debt costs	29,209	—
White Eagle Revolving Credit Facility, at estimated fair value (VIE)	182,128	169,131
Red Falcon Revolving Credit Facility, at estimated fair value (VIE)	61,451	55,658
Total liabilities	337,754	287,703
Commitments and Contingencies
Stockholders’ Equity
Common stock (par value $0.01 per share, 80,000,000 authorized at September 30, 2016 and December 31, 2015; 28,836,573 issued and 28,228,573 outstanding as of September 30, 2016; 28,130,508 issued and 27,522,508 outstanding at December 31, 2015)	288	281
Preferred stock (par value $0.01 per share, 40,000,000 authorized; 0 issued and outstanding as of September 30, 2016 and December 31, 2015)	—	—
Treasury Stock, net of cost (608,000 shares as of September 30, 2016 and December 31, 2015)	(2,534)	(2,534)
Additional paid-in-capital	307,210	305,450
Accumulated deficit	(108,853)	(82,840)
Total stockholders’ equity	196,111	220,357
Total liabilities and stockholders’ equity	$533,865	$508,060
 *    Derived from audited consolidated financial statements.

Selected Operating Data (dollars in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Period Acquisitions — Policies Owned
Number of policies acquired	—	3	1	41
Average age of insured at acquisition	—	85.4	90.3	85.0
Average life expectancy — Calculated LE (Years)	—	5.6	2.3	5.4
Average death benefit	$—	$6,232	$690	$2,924
Aggregate purchase price	$—	$2,679	$16	$30,534
End of Period — Policies Owned
Number of policies owned	623	634	623	634
Average Life Expectancy — Calculated LE (Years)	9.2	10.0	9.2	10.0
Aggregate Death Benefit	$2,953,796	$2,997,903	$2,953,796	$2,997,903
Aggregate fair value	$483,395	$457,810	$483,395	$457,810
Monthly premium — average per policy	$10.6	$8.9	$10.6	$8.9
Period Maturities
Number of policies matured	2	2	10	14
Average age of insured at maturity	85.2	86.8	85.6	84.1
Average life expectancy - Calculated LE (Years)	1.8	5.4	3.7	7.4
Aggregate death benefit	$12,800	$3,700	$29,980	$53,468
Gains on maturity	$4,014	$2,421	$14,777	$40,240
Proceeds collected	$7,000	$28,280	$27,980	$47,519

Company Contact:

David Sasso
Emergent Capital, Inc.
Senior Vice President, Corporate Development & Investor Relations
561.995.4300
IR@emergentcapital.com
www.emergentcapital.com